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                                                                    EXHIBIT 10.2

                               REALNETWORKS, INC.
                  REAL.COM GUIDE CO-BRANDED WEB PAGE AGREEMENT

         This Real.com Guide Co-Branded Web Page Agreement ("Agreement") dated _____________, and ending on _______________ (the "Term"), between RealNetworks, Inc., a Washington corporation located at 2601 Elliott Ave., Suite 1000, Seattle, Washington 98121 ("RN"), and Corpas Investments, Inc. ("Participant"), located at the address set forth on Exhibit A sets forth the terms and conditions under which RN agrees to promote and distribute links to a co-branded RN and Participant web page that features Participant's multimedia content ("Content"), which, is more fully described herein and on Exhibit A.

For promotional value and other good and valuable consideration, the parties agree as follows:

1. RN OBLIGATIONS

1.1 THE REAL.COM GUIDE. RN has developed, markets and distributes a streaming and digital media "best of the web" Internet service currently known as the "Real.com Guide," which is organized by various genres of interest, such as music, sports, or entertainment (each genre is a "Category"). As used herein, Real.com Guide means all versions of the service distributed during the Term, however named or distributed. RN may, in its sole discretion, name, re-name, modify, or change the branding, trademarks, user interface, functionality, features or any other aspect of the Real.com Guide at any time.

1.2 CO-BRANDED WEB PAGES. On certain web pages in each Category, RN displays headlines that directly link to a co-branded web page containing multimedia content specific to that Category (a "Co-Branded Web Page"). By way of example, a music Category web page headline will directly link to a Co-Branded Web Page that features music-related multimedia content. During the Term, RN shall consult with Participant to create and host a Co-Branded Web Page that is updated regularly, and features all of the following: (a) Participant logos, RN logos, and aspects of Participant's web sites located at WWW.UFOTV.COM / www.planetextreme.com ("Participant's Site") and RN's web site located at www.real.com ("RN's Site");(b) at a minimum, three (3) links to Content; and (c) up to seven (7) links from the Co-Branded Web Page directly to the Content or to web pages on Participant's Site that contain Content. For the Term, RN agrees to create a Co-Branded Web Page for Participant in the Category described on Exhibit A.

1.3 MAINTENANCE OF THE PARTICIPANT'S CO-BRANDED WEB PAGE. As between RN and Participant, and except as set forth in Section 2 below, RN is solely responsible and liable for all costs and activities associated with the creation, performance, maintenance, distribution of, licensing, use and correction of the Co-Branded Web Page, excluding the Content.

1.4 PROMOTION OF PARTICIPANT'S CO-BRANDED WEB PAGE. RN will promote Participant's Co-Branded Web Page, at its editorial discretion, in RN's promotion services intended to promote Co-Branded Web Page, the Real.com Guide or the Category (the "Promotion Services"). Such Promotion Services may include, without limitation, (a) promoting the Content and links to Participant's Co-Branded Web Page from the Category, RN's Site and RN's products and services,
(b) featuring fifteen (15) second continous excerpts of the Content ("Excerpts") and links to the Content in "Take 5," RN's proprietary, editorially-driven streaming and digital media Internet promotion service; and (c) using screenshots of Participant's RealChannel in marketing collateral for the Real.com Guide, or RN's products and services.

2. PARTICIPANT OBLIGATIONS

2.1 CO-BRANDED WEB PAGE OBLIGATIONS. Participant shall ensure the Content complies with RN's Technical Specifications set forth on Exhibit C.



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         (a)      NATURE OF CONTENT. Without limiting the foregoing, the Content must be: (i) newsworthy, informational, educational or produced for entertainment purposes, and not merely promotional in nature; and (ii) encoded in RealMedia formats.

         (b) AMOUNT OF CONTENT. Participant shall, within thirty (30) days after the Agreement has been executed, provide RN with at least three (3) clips of Content that total at least eight (8) minutes in length. Thereafter, Participant shall always ensure that at least three (3) clips of Content are available at any given time. The Content may be hosted by Participant or hosted by RN pursuant to the terms of RN's standard Real Broadcast Network Services Agreement, if Participant has signed such an agreement.

         (c) MAINTENANCE OF THE CONTENT. Participant shall update the Content at least three times per week and must notify RN of any link updates at least four (4) times per month. Participant will immediately notify RN of any outdated or broken links. As between RN and Participant, Participant is solely responsible and liable for all costs and activities associated with the creation, performance, maintenance, distribution of, licensing, use and correction of the Content. RN assumes no responsibility for editing, reviewing, controlling or any other activities associated with distributing any of the Content and shall not be liable to any third party in connection with such activities, whether or not RN undertakes such responsibilities.

         (d) 2.2 Linking Obligations. Participant shall link to Participant's Co-Branded Web Page from a relevant, prominent location on Participant's Site. Participant may include a link from Participant's Co-Branded Web Page (either from the Content or from a SMIL presentation) to any web page, subject to the following restrictions: (a) such link, including the http request and all aspects of the linking process, may not launch any third party streaming or digital media player, and may not launch streaming or digital media content that is encoded in a non-RealMedia format and (b) such link shall not directly link to a web page that: (i) contains streaming or downloadable audio, video, or other content in formats not supported by the RealPlayer; (ii) provides end users with an opportunity to download any non-RN streaming or digital media software applications; or (iii) displays promotion or advertising of any non-RN streaming or digital media software applications.

2.3 PROMOTIONAL OBLIGATIONS. Participant's promotional obligations are as follows:

         (a) RN FORMATS ON PARTICIPANT'S WEB SITES. Participant agrees that, during the Term, it will use commercially reasonable efforts to offer all streaming and digital media on Participant's Site in RealMedia formats, on a non-exclusive basis. Participant will not promote any other streaming or digital media format more prominently than its promotion of RealMedia formats. Participant will not promote any other streaming or digital media player on Participant's Site more prominently than its promotion of RN's streaming or digital media players. As used in this Agreement, "promotion" means all links to streaming or digital media, including advertising, and "more prominent" refers to the size and/or placement of the promotion on Participant's Site.

         (b) DOWNLOAD BUTTONS. Throughout the Term, Participant will prominently display above the fold on each page of Participant's Site that contains Content: (a) RN's standard "Download RealPlayer and RealJukebox" buttons, which directly link to RN respective RealPlayer and RealJukebox download web pages on RN's Site; and (b) RN's standard "real.com Guide" button that directly links to the Real.com Guide web page on RN's Site. As used in this Agreement, "above the fold" means placement on a Web page in a manner such that an end user viewing the page in a browser window of 640x480 pixels can view the entire button without scrolling.


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3. LICENSE

3.1 GRANT OF LICENSE. Participant hereby grants RN a non-transferable, worldwide, royalty-free license to: (a) use, display, perform, transmit, distribute and redistribute the Content (including links to the Content) from Participant's Co-Branded Web Page and the Real.com Guide; (b) use, display, perform, transmit, promote, link to, distribute and redistribute the Content via the Promotion Services; (c) encode, copy, and create Excerpts of the Content and transmit, publicly perform, distribute, and redistribute such Excerpts to end users via the Take 5; and (d) use Participant's trademarks and logos (together "Participant's Marks"), in the style and manner currently used by Participant and as communicated to RN, (including screenshots and other images of Participant's Co-Branded Web Page) in the Promotion Services, solely to promote and market the activities described in this Agreement. Subject to the style and manner restrictions communicated to RN by Participant, RN may use Participant's name, trademarks, logo, and Content in RN's marketing and advertising materials. Nothing contained in this Agreement will give RN any right, title or interest in or to Participant's Marks or intellectual property or the goodwill associated therewith, except for the limited usage rights expressly provided above.

3.2 RN TRADEMARK LICENSE. RN grants Participant a non-exclusive, nontransferable, worldwide, royalty-free license to use RN's trademarks and logos (together, "RN Marks") in the style and manner currently use by RN and as communicated to Participant. Nothing contained in this Agreement will give Participant any right, title or interest in or to the RN Marks or intellectual property or the goodwill associated therewith, except for the limited usage rights expressly provided above.

4. ADVERTISING

4.1 INTRA-STREAM ADS AND OTHER PARTICIPANT ADS. Participant is solely responsible for and shall retain one hundred percent (100%) of the revenue from its sale of audio, video, multimedia, streaming, banner, or any other form of advertising embedded in the content by Participant ("Intra-Stream Ads"), and all advertising on Participant's Site. Participant shall at all times clearly differentiate advertising, including Intra-Stream Ads, from Content.

4.2 OTHER ADS. RN will retain one hundred percent (100%) of the revenue from its sale of any non-Intra-Stream Ads on the Real.com Guide, RN's Site, the Promotion Services, RN's products and services, and Participant's Co-Branded Web Page. RN shall at all times clearly differentiate advertising from the Content.

4.3 RESTRICTIONS ON PARTICIPANT'S ADVERTISING. Participant shall not run or display any advertising for streaming or digital media technology, streaming or digital media software applications or streaming or digital media websites owned or operated by Microsoft Corporation, Apple Computer or MusicMatch Corporation in the Content (including intra-stream advertising), or on any web page to which such Content directly links.

5. PROPRIETARY RIGHTS

5.1 PARTICIPANT'S OWNERSHIP. Except as provided in Section 5.2 below as between Participant and RN, Participant remains the owner of all right, title and interest in and to the Content, the Co-Branded Web Page, Participant's Site, Participant Marks, the Excerpts, and all copyrights, trademarks, and other intellectual property rights therein. Notwithstanding the foregoing, RN will retain all right, title, and interest in and to the RN Marks.

5.2 RN'S OWNERSHIP. Except as provided in Section 5.1 above, RN shall be the sole owner of all rights, title and interest in and to the Real.com Guide, the Promotion Services, RN's Site, RN's products and services, the RN Marks, and all non-Content made, created, developed or used by RN in connection with the Co-Branded Web Page, the Real.com Guide or the Promotion Services, and all copyrights, trademarks, patents and other intellectual property rights therein.



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6. WARRANTIES/INDEMNIFICATIONS

6.1 PARTICIPANT WARRANTIES. Participant warrants and represents that: (a) the Content and Participant's advertising, do not in any way violate any existing law, infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity, right of privacy or other proprietary rights of any third party, either in whole or in part; (b) the Content and Participant's advertising contains no matter which, if published, will be libelous or defamatory; (c) Participant has the necessary rights to grant RN the rights granted hereunder; and (d) it is solely responsible for, and has paid or will pay, all amounts due any person or entity that has a right to receive any royalty or other payment as a result of RN's authorized use of the Content pursuant to this Agreement.

6.2 RN'S WARRANTIES. RN warrants and represents that: (a) the RN Marks and any content solely made, created, developed or used by RN for use in connection with the Real.com Guide, the Promotional Services, and Participant's Co-Branded Web Page, excluding the Content and any third-party content, do not violate any existing law, infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity, right or privacy or other proprietary rights of any third-party, either in whole or in part; and (b) it has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

6.3 INDEMNITY. The parties hereby agree to indemnify, hold harmless, and defend each other from all claims damages, costs and expenses, including reasonable attorney's fees and litigation expenses arising out of or as a result of either party's breach of any representation or warranty made in this Agreement. The indemnifying party's obligations under this Section 6 shall be subject to the indemnified party providing the indemnifying party: (a) reasonable prompt written notice of any such claim or action and permit the indemnifying party, through its counsel, to answer and defend such claim or action; and (b) with all reasonably required information, assistance and authority to assist in defending such claim or action. The indemnified party, at its own expense, shall have the right to employ separate counsel and participate in the defense thereof. The indemnifying party shall reimburse the indemnified party upon demand for any payments made or loss suffered by it at any time after the date hereof based on the final non-appealable judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims in respect to any damages to which the foregoing relates and to which the indemnifying party agrees in writing in advance.

6.4 EXCLUSION OF CERTAIN DAMAGES. EXCEPT WITH RESPECT TO PARTICIPANT'S OBLIGATIONS UNDER SECTION 6.1 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN TORT, CONTRACT OR UNDER ANY OTHER LEGAL THEORY FOR ANY CONSEQUENTIAL, INCIDENTAL PUNITIVE OR SPECIAL LOSS OR DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

7. TERMINATION

7.1 TERMINATION FOR BREACH. If either party materially breaches any provision of this Agreement and such breach has not been cured within fifteen (15) days after the other party has given written notice of such breach, the non-breaching party may terminate this Agreement upon fifteen (15) days' written notice to the breaching party.

7.2 TERMINATION AND CONTENT QUALITY. RN reserves the right, at its sole discretion, to terminate or temporarily suspend this Agreement immediately if the quality of the Content detrimentally affects the quality of the Real.com Guide in any way ("Content Deficiency"), including, without limitation, the quality of the Content or presentation of the Content, or the quality of the end user experience. RN shall determine whether such Content Deficiency may be cured by Participant, and, if so, RN shall use commercially reasonable efforts to work with Participant to cure such Content Deficiency.

7.3 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement for any reason, all licenses granted herein shall terminate except that RN shall have five (5) business days to remove Participant's Content from the Real.com Guide and fifteen (15) business days to remove the Content from the Promotional





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Services. Sections 5, 6, 7.3, and 8 shall survive the expiration or termination of this Agreement for any reason.

8.       MISCELLANEOUS

8.1 NOTICES AND CONTACT INFORMATION. Any notice or payment to be made or given to either party shall be sufficiently made or given on the date of mailing if addressed to RN as set forth below or to Participant as set forth on Exhibit A and: (a) if delivered personally with receipt acknowledged; or (b) sent by Federal Express or comparable international courier service for the soonest possible delivery. Either party may change its notice and contact information by providing notice, in the manner set forth above, to the other party.

         RN:

         Kelly Jo MacArthur, Senior Vice President and General Counsel ReaNetworks, Inc.
         2601 Elliott Ave.
         Seattle, Washington 98121
         U.S.A.
         With a copy to:
         Mark Hall
         Vice President Media Publishing
         At the same address

8.2 MISCELLANEOUS. Participant may not sublicense, assign, or otherwise transfer any of its rights in this Agreement, without the express written consent of RN. If Participant is acquired by or merges with a third party, or all or substantially all of Participant's assets, or Participant's assets relating to this Agreement, are acquired by a third party, RN may terminate this Agreement, effective immediately upon written notice. This Agreement shall be governed by the laws of the State of Washington, United States of America, without regard to conflicts of law provisions, and Participant consents to the exclusive jurisdiction and venue of the state and federal courts sitting in the State of Washington. Participant shall not issue any press releases relating to this Agreement or the relationship between the parties without RN's review and prior written consent to the press release. No waiver, amendment or modification of any provision of this Agreement shall be effective unless it is in a document that expressly refers to this Agreement and is signed by both parties. Except as specifically provided herein, failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. The parties are separate and independent legal entities, and the relationship between the parties shall be that of independent contractors. It is expressly understood that the parties do not by this Agreement intend to form, nor shall this Agreement be construed to constitute, a partnership or joint venture between them. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby. This Agreement and the attached Exhibits, which are incorporated herein by this reference, constitute the complete and entire agreement between the parties, and supersede and cancel all prior negotiations, understanding, correspondence and agreements, oral and written, express or implied, between the parties relating to the subject matter hereof, and shall be binding only when executed by both parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

REALNETWORKS, INC.                                   PARTICIPANT

By:  /s/  Leigh McMillan                             By:  /s/  Gene Fein
     ------------------------                            -----------------------
Name:  Leigh McMillan                                Name:  Gene Fein

Title:  Dir/ Strategic Partnerships                  Title:  President

Date:  7/17/00                                       Date:  6/26/00


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                                    EXHIBIT A

                             DESCRIPTION OF CONTENT

PARTICIPANT CONTACT INFORMATION:

FULL CORPORATE NAME:                        Corpas Investments, Inc.
         Address:                           d/b/a MediaWebcast

         City, State, Country                        Santa Monica, CA
         Postal Code (if any):                       90401

CONTACT PERSON:                             GENE FEIN

         Title:                                      President
         Phone:                                      310-458-7870
         Fax:                                        310-458-1161
         Email:                                      GENEF@MEDIAWEBCAST.COM

WITH COPY TO:                                        Sam Estrin

         Title:                                      CTO
         Phone:                                      Same
         Fax:                                        Same
         Email:                                      SAME@MEDIAWEBCAST.COM

Participant's Content will consist of the following: (insert short description):
PROVIDING EXTREME SPORT AND UFO CONTENT.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Real.com Guide Category
                       ---------------------------------------------------

Participant's URL: WWW.PLANETEXTREME.COM and WWW.UFOTV.COM

RN's URL: WWW.REAL.COM
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                                    EXHIBIT B

TECHNICAL OBLIGATIONS

All Content must be encoded exclusively in RealMedia formats (at least version G2 and above)